Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated February 26, 2008, with respect to the combined financial statements of Helio, Inc. and affiliate included in the Form 8-K/A of Virgin Mobile USA, Inc. to be filed on or about November 6, 2008 and incorporated by reference in the Registration Statement (Form S-8 No. 333-146621) pertaining to the 2007 Omnibus Incentive Compensation Plan of Virgin Mobile USA, Inc., as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

November 6, 2008